Registration No. 333-41269 as filed with the Securities and Exchange Commission on November 28, 1997.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          POSTEFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                      ONEOK, Inc. Long-Term Incentive Plan
                 (formerly ONEOK, Inc. Key Employee Stock Plan)


                         -------------------------------

                                   ONEOK, Inc.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
               (name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)


         OKLAHOMA                                          73-1520922
(State or other jurisdiction                              (IRS Employer
       of incorporation)                                Identification No.)

         JIM KNEALE                                      DONALD A. KIHLE
Vice President, Chief Financial                          Gable & Gotwals
      Officer and Treasurer                           100 West Fifth Street
         ONEOK, Inc.                                        Suite 1000
       (918) 588-7000                                 Tulsa, Oklahoma 74103
                                                          (918) 585-8141

          (Name, address, and telephone numbers of agents for service)



The purpose of this posteffective amendment is to note the name change from the ONEOK, Inc. Key Employee Stock Plan to the ONEOK, Inc. Long-Term Incentive Plan.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 17th day of June, 1999.



                                           ONEOK, Inc.


                                           By: Jim Kneale
                                               ---------------------------------
                                               Jim Kneale, Vice President, Chief
                                               Financial Officer, and Treasurer



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                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes John Gaberino and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 17th day of June, l999.




Larry W. Brummett                           Jim Kneale
-----------------                           ----------
Larry W. Brummett                           Jim Kneale
Chairman of the Board,                      Vice President,
Chief Executive                             Chief Financial Officer, and
Officer, and Director                       Treasurer

David L. Kyle                               Barry D. Epperson
-------------                               -----------------
David L. Kyle                               Barry D. Epperson
President, Chief Operating                  Vice President, Controller, and
Officer, and Director                       Chief Accounting Officer

Edwyna G. Anderson                          Douglas T. Lake
------------------                          ---------------
Edwyna G. Anderson                          Douglas T. Lake
Director                                    Director

William M. Bell                             Bert H. Mackie
---------------                             --------------
William M. Bell                             Bert H. Mackie
Director                                    Director

Douglas R. Cummings
-------------------                         ------------------
Douglas R. Cummings                         Douglas Ann Newsom
Director                                    Director

William L. Ford                             Gary D. Parker
---------------                             --------------
William L. Ford                             Gary D. Parker
Director                                    Director

Howard R. Fricke
----------------                            ----------
Howard R. Fricke                            J. D. Scott
Director                                    Director

                                            Stanton L. Young
                                            ----------------
                                            Stanton L. Young
                                            Director